Exhibit 99.1

Allison Transmission closes $1 billion senior notes offering and refinances credit facility

INDIANAPOLIS – Sept. 23, 2016 – Allison Transmission, Inc. (the “Issuer”), a wholly owned subsidiary of Allison Transmission Holdings, Inc. (NYSE: ALSN) (“Allison” or “the Company”), completed its previously announced offering of $1 billion in aggregate principal amount of 5.000% Senior Notes due 2024 (the “Notes”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer used the net proceeds from the offering, together with cash on hand, to repay approximately $1.2 billion of its outstanding term loans and pay related transaction fees and expenses. In addition, the Issuer entered into an amendment to its credit agreement in order to refinance and extend the maturity of each of its term loan facility and revolving credit facility, reduce the available commitments under the revolving credit facility to $450 million and amend certain other provisions of the senior secured credit facility.

The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles; future reductions or changes in U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact

Melissa Sauer

Executive Director, Corporate Affairs & Communications

melissa.sauer@allisontransmission.com

317-242-3855